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                    SECOND RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                             SABRE HOLDINGS CORPORATION


       1. The name of the corporation (which is hereinafter referred to as the "Corporation") is "Sabre Holdings Corporation".

       2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 25, 1996, under the name "TSG Corporation".

       3. This Second Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 103, 222, 242 and 245 of the General Corporation Law of the State of Delaware, and shall, as it may thereafter be amended or supplemented in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

       4. The text of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                      ARTICLE I

The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                             Sabre Holdings Corporation

                                     ARTICLE II

       The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                     ARTICLE III

       The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "GCL").


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                                     ARTICLE IV

       (A) AUTHORIZED STOCK. The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Seventy Million (270,000,000) shares, divided into two classes, consisting of (i) Two Hundred Fifty Million (250,000,000) shares of Class A Common Stock, par value $.01 per share (hereinafter referred to as "Class A Common Stock"), and (ii) Twenty Million (20,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock").

       (B) CLASS A COMMON STOCK. The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock:

              (i) Subject to the rights of holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Class A Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

              (ii) At each meeting of the stockholders of the Corporation, each holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, in connection with the election of directors and all other matters submitted to a vote of stockholders. Except as may be otherwise required by law or by this Article IV, and, subject to any voting rights which may be granted to holders of Preferred Stock, the holders of Class A Common Stock shall have the exclusive right to vote on all matters submitted to a vote of stockholders of the Corporation.

              (iii) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Class A Common Stock.

              (iv) Except as otherwise required by law, holders of Class A Common Stock, as such, shall not be entitled to vote on any amendment to this Second Restated Certificate of Incorporation (including a Preferred Stock Designation) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled to vote on such amendment pursuant to this Second Restated Certificate of Incorporation (including a Preferred Stock Designation) or pursuant to the Delaware General Corporation Law.


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              (v)  No stockholder shall be entitled to exercise any right of cumulative voting.

       (C) PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide by resolution or resolutions from time to time for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter, along with any similar designation relating to any other series of stock which may hereafter be authorized, referred to as a "Preferred Stock Designation," each of which shall be part of this Second Restated Certificate of Incorporation), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof to the fullest extent permitted by law. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

              (i) The designation of the series, which may be by distinguishing number, letter or title.

              (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

              (iii) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

              (iv) The conditions upon which and dates at which dividends, if any, shall be payable, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock.

              (v) The redemption rights and price or prices, if any, for shares of the series.

              (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

              (vii) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

              (viii) Whether the shares of the series shall be convertible into shares of any class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates


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       at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

              (ix) Restrictions on the issuance (or reissuance) of shares of the same series or of any other class or series.

              (x) The voting rights and powers, if any, of the holders of shares of the series.

       (D) RECORD HOLDERS. The Corporation shall be entitled to treat the Person (as defined in Article IX) in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other Person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

       (E) NO PREEMPTIVE RIGHTS. No stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled as such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether now or hereafter authorized, and whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.

                                     ARTICLE V

       The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities or property of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

       (A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

       (B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

       (C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights following the occurrence of specified events, including without limitation a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and


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provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

       (D) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and cause the rights held by such holder to become void.

       (E) Provisions which permit the Corporation to redeem or exchange such rights.

       (F)  The appointment of a rights agent with respect to such rights.

                                      ARTICLE VI

       (A) In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

              (i) to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided, further, that in the case of amendments by stockholders, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of the Bylaws or adopt any provision of the Bylaws inconsistent with any other provision of the Bylaws; and

              (ii) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Second Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

       (B) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in this Second Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, paragraph (A)(i) of this Article VI. For the purposes of this Second Restated Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors.


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                                     ARTICLE VII

       Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Second Restated Certificate of Incorporation to elect additional directors under specified circumstances, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders. Except as otherwise required by law, and subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Second Restated Certificate of Incorporation to elect additional directors under specified circumstances, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies or by the Chairman of the Board. Except as expressly provided in the immediately preceding sentence, any power of stockholders to call a special meeting is specifically denied. Only such business as shall have been brought before the special meeting of stockholders pursuant to the Corporation's notice of meeting shall be conducted at such meeting. Notwithstanding anything contained in this Second Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article VII.

                                     ARTICLE VIII

       (A) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

       (B) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Second Restated Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws.

       (C) Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

       (D) The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Second Restated Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, commencing with the 1997 annual meeting, the successors of the class of directors whose term expires at that


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meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

       (E) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as set forth in this Second Restated Certificate of Incorporation, to elect additional directors under specified circumstances, any director may be removed from office, at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

       (F) Notwithstanding anything contained in this Second Restated Certificate of Incorporation to the contrary, and in addition to any vote of the Board of Directors required by applicable law or this Second Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, this Article VIII.

       (G) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and not by the stockholders. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent directors.

                                      ARTICLE IX

       For purposes of this Second Restated Certificate of Incorporation:

       (A) "Person" shall mean any individual, firm, corporation or other entity.

       (B) "Beneficial Owner," "Beneficially Own," "Beneficially Owned," "Beneficial Ownership," and words of similar import shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as in effect on September 15, 1996.

       (C) "Subsidiary" shall mean any corporation of which a majority of any series or class of equity security is owned, directly or indirectly, by a different corporation.


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                                      ARTICLE X

       A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the General Corporation Law of the State of Delaware, or (D) for any transaction from which the director derived an improper personal benefit. Notwithstanding anything contained in this Second Restated Certificate of Incorporation to the contrary, any alteration, amendment or repeal of, or adoption of any provision inconsistent with, this Article X shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such alteration, amendment, repeal or adoption.

                                      ARTICLE XI

       Except as may be expressly provided in this Second Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to alter, amend, or repeal any provision contained in this Second Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to this Second Restated Certificate of Incorporation (in its present form or as hereafter amended) are granted subject to the right reserved in this
Article XI.

       IN WITNESS WHEREOF, the Corporation has caused this Second Restated Certificate of Incorporation to be signed by its President this 25th day of May, 2000.

                                          SABRE HOLDINGS CORPORATION


                                          By: /s/ William J. Hannigan
                                              -----------------------
                                              President







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